EXHIBIT 4.2(a)

FIRST SUPPLEMENTAL INDENTURE

By and Between

Southwest Royalties, Inc.

and

State Street Bank & Trust Company, as Trustee

and

Unconditionally Guaranteed By

Southwest Royalties Holdings, Inc.

Dated as of
April 19, 2002

A SUPPLEMENTAL INDENTURE
REGARDING
10 1/2% Senior Notes Due 2004

[EXECUTION COPY]

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”) dated as of April 19, 2002, is made and entered into by and among, Southwest Royalties, Inc., as issuer (the “Issuer”), State Street Bank and Trust Company, as trustee (the “Trustee”) for the holders of the Notes (as defined below) (the “Holders”), and Southwest Royalties Holdings, Inc., as guarantor (the “Company”).

W I T N E S S E T H :

WHEREAS, Section 9.02 of the Original Indenture (as defined below) provides, among other things, that with the consent of the Holders of at least a majority (or, in certain cases sixty-six and two thirds percent (66 2/3%)) in aggregate principal amount of the Notes outstanding, the Issuer and the Trustee may modify or amend the Original Indenture;

WHEREAS, the Issuer, by appropriate corporate action, has determined to amend the provisions of the Original Indenture in the manner described below, and all acts and proceedings necessary to authorize and constitute this First Supplemental Indenture as a valid and binding agreement in accordance with the terms hereof have been done and taken;

WHEREAS, the Issuer, the Company and the Trustee have heretofore executed and delivered to the Trustee the indenture dated as of October 15, 1997 (the “Original Indenture”) to provide for the issuance of the Issuer’s 10-1/2% Senior Notes Due 2004 (the “Notes”);

WHEREAS, the Issuer has solicited the consent of the Holders to the amendments provided for herein (the “Amendments”) pursuant to that certain Offer to Exchange and Consent Solicitation Statement (and related materials), dated March 4, 2002, as amended and supplemented (the “Statement”);

WHEREAS, the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes have consented to the Amendments and instruments evidencing such consent have been delivered to the Trustee; and

WHEREAS, the Issuer, the Company and the Trustee each desire that the modifications, additions and amendments contained herein become operative and effective upon the acceptance by the Company for purchase and payment of all Notes validly tendered (and not validly withdrawn) pursuant to the terms of the Statement.

NOW, THEREFORE, in consideration of the premises herein, the Issuer covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time, as follows:

ARTICLE I

AMENDMENTS TO ORIGINAL INDENTURE

1.1  Amendment to Section 1.01 Definition of “Adjusted Consolidated Net Income.”    The definition of “Adjusted Consolidated Net Income” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.2  Amendment to Section 1.01 Definition of “Adjusted Consolidated Net Tangible Assets.”    The definition of “Adjusted Consolidated Net Tangible Assets” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.3  Amendment to Section 1.01 Definition of “Change of Control.”    The definition of “Change of Control” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.4  Amendment to Section 1.01 Definition of “Change of Control Offer.”    The definition of “Change of Control Offer” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.5  Amendment to Section 1.01 Definition of “Change of Control Payment Date.”    The definition of “Change of Control Payment Date” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.6  Amendment to Section 1.01 Definition of “Change of Control Purchase Price.”    The definition of “Change of Control Purchase Price” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.7  Amendment to Section 1.01 Definition of “Consolidated Fixed Charge Coverage Ratio.”    The definition of “Consolidated Fixed Charge Coverage Ratio” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.8  Amendment to Section 1.01 Definition of “Consolidated Interest Expense.”    The definition of “Consolidated Interest Expense” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.9  Amendment to Section 1.01 Definition of “EBITDA.”    The definition of “EBITDA” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.10  Amendment to Section 1.01 Definition of “Excess Cash.”    The definition of “Excess Cash” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.11  Amendment to Section 1.01 Definition of “Excess Cash Offer.”    The definition of “Excess Cash Offer” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.12  Amendment to Section 1.01 Definition of “Excess Cash Offer Amount.”    The definition of “Excess Cash Offer Amount” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.13  Amendment to Section 1.01 Definition of “Excess Cash Offer Price.”    The definition of “Excess Cash Offer Price” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.14  Amendment to Section 1.01 Definition of “Exchange Assets.”    The definition of “Exchange Assets” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.15  Amendment to Section 1.01 Definition of “Existing Indebtedness.”    The definition of “Existing Indebtedness” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.16  Amendment to Section 1.01 Definition of “Incur” and “Incurrence.”    The definitions of “Incur” and “Incurrence” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.17  Amendment to Section 1.01 Definition of “Material Change.”    The definition of “Material Change” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.18  Amendment to Section 1.01 Definition of “Net Income.”    The definition of “Net Income” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.19  Amendment to Section 1.01 Definition of “Net Working Capital.”    The definition of “Net Working Capital” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.20  Amendment to Section 1.01 Definition of “Net Worth.”    The definition of “Net Worth” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.21  Amendment to Section 1.01 Definition of “Permitted Bank Credit Facility.”    The definition of “Permitted Bank Credit Facility” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.22  Amendment to Section 1.01 Definition of “Permitted Hedging Transactions.”    The definition of “Permitted Hedging Transactions” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.23  Amendment to Section 1.01 Definition of “Permitted Holders.”    The definition of “Permitted Holders” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.24  Amendment to Section 1.01 Definition of “Permitted Indebtedness.”    The definition of “Permitted Indebtedness” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.25  Amendment to Section 1.01 Definition of “Permitted Investment.”    The definition of “Permitted Investment” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.26  Amendment to Section 1.01 Definition of “Permitted Liens.”    The definition of “Permitted Liens” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.27  Amendment to Section 1.01 Definition of “Permitted Refinancing Indebtedness.”    The definition of “Permitted Refinancing Indebtedness” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.28  Amendment to Section 1.01 Definition of “Restricted Investment.”    The definition of “Restricted Investment” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.29  Amendment to Section 1.01 Definition of “Restricted Payment.”    The definition of “Restricted Payment” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.30  Amendment to Section 1.01 Definition of “Sierra.”    The definition of “Sierra” as set forth in Section 1.01 of the Original Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof:

“Sierra” means Basic Energy Services, Inc., formerly known as Sierra Well Service, Inc., a Delaware corporation.

1.31  Amendment to Section 1.01 Definition of “Southwest Software.”    The definition of “Southwest Software” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.32  Amendment to Section 1.01 Definition of “TPI.”    The definition of “TPI” as set forth in Section 1.01 of the Original Indenture shall have no continuing relevance to this Indenture.

1.33  Amendment to Section 1.01 Definition of “Unrestricted Non-Recourse Indebtedness.”    The definition of “Unrestricted Non-Recourse Indebtedness” as set forth in Section 1.01 of the Original Indenture is hereby deleted in its entirety.

1.34  Amendment to Section 4.06—Compliance Certificate; Financial Statements; Notice of Default.    The text of Section 4.06 of the Original Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof:

The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer (which ends on December 31 of each year), commencing December 31, 2002, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Issuer and each of its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that, to the best of his knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes are prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

The Issuer shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five days after any Officer of the Issuer becoming aware of any Default or Event of Default an Officers’ Certificate specifying such Default or Event of Default what action the Issuer is taking or proposes to take with respect thereto.

1.35  Amendment to Section 4.08—Reports to Holders.    The text of Section 4.08 of the Original Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof:

The Issuer and each of its Subsidiaries, as applicable, shall deliver to the Trustee within 15 days after publication, copies of quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer or such Subsidiary would file, if so required, with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer shall also comply with the other provisions of § 314(a) of the TIA.

1.36  Amendment to Section 4.09—Waiver of Stay, Extension or Usury Laws.    The text of Section 4.09 of the Original Indenture is hereby deleted it in its entirety.

1.37  Amendment to Section 4.10—Limitation on Restricted Payments.    The text of Section 4.10 of the Original Indenture is hereby deleted in its entirety.

1.38  Amendment to Section 4.11—Limitation on Transaction with Affiliates.    The text of Section 4.11 of the Original Indenture is hereby deleted in its entirety.

1.39  Amendment to Section 4.12—Limitation on Incurrence of Additional Indebtedness and Issuances of Disqualified Capital Stock.    The text of Section 4.12 of the Original Indenture is hereby deleted in its entirety.

1.40  Amendment to Section 4.13—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.     The text of Section 4.13 of the Original Indenture is hereby deleted in its entirety.

1.41  Amendment to Section 4.14—Limitation on Designation of Unrestricted Subsidiaries; Ownership of Restricted Subsidiaries.     The text of Section 4.14 of the Original Indenture is hereby deleted in its entirety.

1.42  Amendment to Section 4.15—Change of Control.    The text of Section 4.15 of the Original Indenture is hereby deleted in its entirety.

1.43  Amendment to Section 4.16—Limitation on Asset Sales.    The text of Section 4.16 of the Original Indenture is hereby deleted in its entirety.

1.44  Amendment to Section 4.17—Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries.    The text of Section 4.17 of the Original Indenture is hereby deleted in its entirety.

1.45  Amendment to Section 4.18—Limitations on Liens.    The text of Section 4.18 of the Original Indenture is hereby deleted in its entirety.

1.46  Amendment to Section 4.19—Limitation on Lines of Business.    The text of Section 4.19 of the Original Indenture is hereby deleted in its entirety.

1.47  Amendment to Section 4.21—Payment of Existing Secured Debt.    The text of Section 4.09 of the Original Indenture is hereby deleted in its entirety.

1.48  Amendment to Section 5.01—Merger, Consolidation and Sale of Assets.    The text of Section 5.01 of the Original Indenture is hereby deleted in its entirety.

1.49  Amendment to Section 6.01(b)—Events of Default.    The text of Section 6.01(b) of the Original Indenture is hereby amended by inserting a semi-colon after the word “otherwise” and deleting the remainder of the section.

1.50  Amendment to Section 6.01(c)—Events of Default.    The text of Section 6.01(c) of the Original Indenture is hereby deleted in its entirety.

1.51  Amendment to Section 6.01(d)—Events of Default.    The text of Section 6.01(d) of the Original Indenture is hereby deleted in its entirety.

1.52  Amendment to Section 6.01(e)—Events of Default.    The text of Section 6.01(e) of the Original Indenture is hereby deleted in its entirety.

1.53  Amendment to Section 6.01(f)—Events of Default.    The text of Section 6.01(f) of the Original Indenture is hereby deleted in its entirety.

1.54  Amendment to Section 6.01(g)—Events of Default.    The text of Section 6.01(g) of the Original Indenture is hereby deleted in its entirety.

1.55  Amendment to Section 6.02—Acceleration.    The text of Section 6.02 of the Original Indenture is hereby amended by increasing the percentage of Holders required to accelerate from “at least 25%” to “at least 51%.”

ARTICLE II

MISCELLANEOUS PROVISIONS

2.1  Execution as Supplemental Indenture.    This First Supplemental Indenture is executed and shall be construed as an indenture supplement to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. Except where specified herein, all terms not defined herein shall have the meanings ascribed to them in the Original Indenture.

2.2  Successors.    This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

2.3  Ratification of Original Indenture.    Except as expressly provided herein, all of the terms and provisions of the Original Indenture are and shall remain in full force and effect.

2.4  Governing Law.    This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.

2.5  Execution and Counterparts.    This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

2.6  The Trustee.    The Trustee accepts the amendment to the Indenture effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Issuer and the Guarantors and makes no representations as to the validity or sufficiency of this Supplemental Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof.

THE REMAINDER OF THIS PAGE
HAS BEEN INTENTIONALLY LEFT BLANK

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ATTEST		ISSUER: SOUTHWEST ROYALTIES, INC.

By:	/S/ J. PORTER DURHAM, JR	By:	/S/ J. STEVEN PERSON
	J. Porter Durham, Jr Assistant Secretary		J. Steven Person Vice President

TRUSTEE: STATE STREET BANK AND TRUST COMPANY

By:
Name Title

ATTEST		COMPANY: SOUTHWEST ROYALTIES HOLDINGS, INC.

By:	/s/ J. PORTER DURHAM, JR	By:	/s/ J. STEVEN PERSON
	J. Porter Durham, Jr Assistant Secretary		J. Steven Person Vice President

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ATTEST		ISSUER: SOUTHWEST ROYALTIES, INC.

By:		By:
	Name Title		Name Title

TRUSTEE: STATE STREET BANK AND TRUST COMPANY

		By:	/s/ MARK A. FORGETTA
Mark A. Forgetta Vice President

ATTEST		COMPANY: SOUTHWEST ROYALTIES HOLDINGS, INC.

By:		By:
	Name Title		Name Title